EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80995 of Cox Communications, Inc. on Form S-8 of our report dated June 26, 1998, appearing in this Annual Report on Form 11-K of Cox Communications, Inc.
Savings and Investment Plan for the year ended December 31, 1997.

/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 26, 1998

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